Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

PROMISSORY NOTE
Orem, Utah	$[____]
Issue Date: September 8, 2006	Maturity Date: December 8, 2006

FOR VALUE RECEIVED, Q COMM INTERNATIONAL, INC., a Utah corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of [____] (the “Holder”) the sum of [____] (U.S.$[____]), on December 8, 2006 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of seven and one-half percent (7.5%) per annum (the “Initial Interest Rate”) from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed. The entire principal and accrued interest shall be due and payable in a single lump sum on the Maturity Date. All payments due hereunder shall be made in lawful money of the United States of America. This Note shall be unsecured.

The following terms shall apply to this Note:

ARTICLE I. EVENTS OF DEFAULT

The occurrence of any of the following events shall constitute an event of default (each, an “Event of Default”) under this Note:

1.1    Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, at the due date therefor and such failure shall continue for a period of 45 days after written notice thereof to the Borrower from the Holder.

1.2    Breach of Covenants. The Borrower breaches any material term of this Note and, if curable, such breach continues for a period of 45 days after written notice thereof to the Borrower from the Holder.

1.3    Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

1.4    Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower and if instituted against Borrower is not dismissed within sixty (60) days.

ARTICLE II. PREPAYMENT

2.1    Prepayment. Notwithstanding anything to the contrary contained in this Note, the Borrower may prepay this Note, in whole or in part, at any time without premium or penalty.

ARTICLE III. MISCELLANEOUS

3.1    Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2    Notice of Failure to Pay. If at any time during the term of this Note the Borrower determines that it will be unable to pay to the Holder all principal and interest due on the Maturity Date, the Borrower shall promptly notify the Holder in writing of such anticipated inability to pay.

3.3    Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 510 Technology Avenue, Building C, Orem, Utah 84097. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

3.4    Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.5    Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. The Borrower may assign its obligations hereunder without the prior written consent of the Holder. The Holder may not assign its obligations hereunder without the prior written consent of the Borrower.

3.6    Governing Law. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State, County and City of New York, with respect to any dispute arising under this agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. The party that does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

3.7    Severability. In the event that any provision of this Note is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

3.8    Payments. All payments under this Note shall be applied as follows: (i) first to reimburse Holder for all fees, costs and other expenses incurred by Holder to enforce this Note and collect any amounts due and payable under this Note; (ii) second to all accrued and unpaid interest; and (iii) third, to the repayment of the outstanding principal amount due hereunder.

3.9    Non-contravention. The Borrower hereby represents and warrants to the Holder that, as of the Issue Date, the Borrower’s issuance of this Note, and the Borrower’s performance of its obligations hereunder, will not conflict with the articles of incorporation of the Borrower, the bylaws of the Borrower, the laws of the United States, or the provisions of any material agreement to which the Borrower is a party.

3.10     Parallel Rights. The Holder may pursue any rights or remedies hereunder or under any security agreement, pledge, guaranty, or other collateral documents, independently or concurrently. All rights, remedies, or powers herein conferred upon the Holder shall, to the extent not prohibited by law, be deemed cumulative and not exclusive of any others rights, remedies, or powers available to the Holder under applicable law. No delay or omission of the Holder to exercise any right, remedy, or power shall impair the same or be construed to be a waiver of any default or to impair any rights, remedies, or powers available to the Holder. No single or partial exercise of any right, remedy, or power shall preclude any other or future exercise thereof by the Holder.

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be signed in its name by its duly authorized officer this 8th day of September, 2006.

Q COMM INTERNATIONAL, INC.

By:	Michael D. Keough
Chief Executive Officer